FOURTH MODIFICATION AND FORBEARANCE AGREEMENT

This FOURTH MODIFICATION AND FORBEARANCE AGREEMENT (“Agreement”) is entered into as of August 7, 2015 (the “Execution Date”), by and among HII TECHNOLOGIES, INC., a Delaware corporation (“HII”), APACHE ENERGY SERVICES, LLC, a Nevada limited liability company (“Apache Energy Services”), AQUA HANDLING OF TEXAS, LLC, a Texas limited liability company (“Aqua Handling”), HAMILTON INVESTMENT GROUP, INC., an Oklahoma corporation (“HIG”), SAGE POWER SOLUTIONS, INC., a Texas corporation (f/k/a KMHVC, Inc., a Texas corporation) (“Sage”; and with HII, Apache Energy Services, Aqua Handling and HIG, individually, “Borrower”, and collectively, the “Borrowers”), HEARTLAND BANK, an Arkansas state bank, as administrative agent for the Lenders (as defined in the Credit Agreement) (in such capacity, “Agent”), MCLARTY CAPITAL PARTNERS SBIC, L.P., a Delaware limited partnership as a Lender (“McLarty”), and MAGNA EQUITIES II LLC (“Magna”).

W I T N E S S E T H:

WHEREAS, Lenders made a $12,000,000 loan (the “Loan”) to Borrowers pursuant to that certain Credit Agreement dated as of August 12, 2014 (as amended from time to time, the “Credit Agreement”), executed by Borrowers, Agent and Lenders, as evidenced by those certain Promissory Notes dated as of August 12, 2014 (collectively, the “Note”), made by Borrowers and payable to the order of Lenders in the aggregate principal amount of the Loan;

WHEREAS, the Credit Agreement was previously amended by (i) that certain First Modification Agreement dated September 15, 2014, (ii) that certain Second Modification Agreement dated October 29, 2014, and (iii) that certain Third Modification and Waiver Agreement dated May 20, 2015;

WHEREAS, the Loan is secured, in part, by those certain Security Agreements dated August 12, 2014 (as amended or modified from time to time, collectively, the “Security Agreements”), executed by each Borrower in favor of Agent for the benefit of the Lenders;

WHEREAS, as of the date hereof, one or more Events of Default have occurred under the Credit Agreement (collectively, “Existing Default”);

WHEREAS, Borrowers have appointed Loretta Cross as Chief Restructuring Officer (the “CRO”), and the CRO has preliminarily set a budget to operate Borrowers for the two week period following the Execution Date, which such budget has been reviewed by Lenders and Magna;

WHEREAS, Lenders and Magna have agreed to fund to Borrowers the aggregate amount of $233,883.00;

WHEREAS, Borrowers have requested that Agent and Lenders amend the Credit Agreement to provide a new loan in the aggregate amount of the Funding Amendment (the “Term Loan 2”);

WHEREAS, Magna has agreed to a portion of the Term Loan 2;

WHEREAS, as a result of the appointment of the CRO and in connection with the funding of Term Loan 2, Borrowers have requested, and Agent and Lenders have agreed, to forebear from exercising certain rights and remedies under the Loan Documents as a result of the Existing Default, subject to all terms, conditions, covenants, and agreements contained herein.

FORBEARANCE AGREEMENT (HII Technologies)

A G R E E M E N T:

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:  that, for and in consideration of the terms, conditions, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Lenders, Borrowers, Agent and Magna hereby agree as follows:

1.

Definitions.  All capitalized terms used herein, unless otherwise defined, shall have the same definitions as those found in the Credit Agreement.

2.

Acknowledgment.  By their execution hereof, each of the Borrowers hereby acknowledges, confirms and agrees as follows:

(a)

the aggregate amount of outstanding principal, unpaid interest and late fees owed on the Loan as of July 28, 2015, is $9,301,717.85, which is comprised of principal in the amount of $9,204,980.00 and interest in the amount of $96,737.84;

(b)

the Loan is in default due to the occurrence of the Existing Default;

(c)

as a result of the Existing Default, Agent and Lenders may exercise all of their respective rights and remedies under the applicable Loan Documents and applicable law;

(d)

all documents, instruments and agreements evidencing, securing or pertaining to the Loan are valid and subsisting and in full force and effect, and except as expressly provided therein to the contrary, all such documents, instruments and agreements inure to the benefit of and are binding upon Lenders; and

(e)

there are no existing defenses, claims, counterclaims or rights of offset with respect to the payment of the Loan which have not hereby or heretofore been waived.

3.

Return of Held Funds.  As of the Execution Date, Borrowers hold the cash proceeds of Accounts Receivable in the amount of $103,537.  Contemporaneously with the execution and delivery of this Agreement, Borrowers will deliver such amounts to Agent upon the execution hereof.

4.

Forbearance.  Agent and Lenders agree to forbear from exercising their respective rights and remedies under each of the Loan Documents against each Borrower with respect to the Existing Default until the earliest of (the period from the date hereof through such termination, the “Forbearance Period”): (a) August 15, 2015, (b) the date upon which a default occurs under this Agreement, or (c) any default, other than the Existing Default occurs under any of the Loan Documents.  Upon the earlier of the foregoing dates, the Forbearance Period shall automatically terminate, without notice.  Immediately upon the termination of the Forbearance Period, Agent, on behalf of Lenders, shall be entitled to exercise any and/or all rights and remedies against Borrowers under the Loan Documents and applicable law without notice of default, acceleration or intention to accelerate, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by each Borrower).

5.

Amendments to Credit Agreement.

FORBEARANCE AGREEMENT (HII Technologies)

(a)

New Definitions (Article I).  Article I of the Credit Agreement is hereby amended by including therein in appropriate alphabetical order the following new defined terms:

“CRO” shall have the meaning set forth in the Fourth Modification.

“Fourth Modification” shall mean that certain Fourth Modification and Forbearance Agreement dated August 7, 2015 by and among Agent, Lenders, Borrowers and Magna.

“Magna” shall mean Magna Equities II LLC.

“Term Loan 2” shall mean a term loan in the principal amount of $233,883 made by Lenders and Magna to Borrowers.

“Term Loan 2 Note” shall mean, collectively, the promissory notes executed by Borrowers in favor of Lenders and Magna evidencing the obligation to repay the Term Loan 2, together with any renewals, extensions, modifications or amendments of the forgoing.

(b)

Amended and Restated Definitions (Article I).  Article I of the Credit Agreement is hereby amended to amend and restate, each in its entirety, the defined terms set forth below:

“Loan Documents” shall mean this Agreement, the Term Loan Note, the Term Loan 2 Note, the Guaranties, the Security Agreements, the Warrant, the Subordination Agreements, and all instruments, certificates and agreements now or hereafter executed or delivered to Agent pursuant to any of the foregoing and the transactions connected therewith, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

(c)

Term Loan 2.  Article II of the Credit Agreement is hereby amended to add the following as a new Section 2.3:

2.3

Term Loan Commitment.

(a)  Term Loan 2.  Upon the terms and conditions and relying upon the representations and warranties set forth herein and in the other Loan Documents, Lenders and Magna agree to make the Term Loan 2 to Borrower in a single advance.  The Term Loan 2 is not revolving, and any amount borrowed and repaid may not be reborrowed.

(b)  Term Loan 2 Note.  Borrowers shall execute and deliver to Agent, for the benefit of the Lenders and Magna, each Term Loan 2 Note, which shall be payable as provided herein and in the Term Loan Note.  The Term Loan 2 Note shall bear interest on the unpaid principal amount thereof from time to time outstanding at the rate per annum determined as specified in Section 3.1, payable on each Interest Payment Date and on the Maturity Date, commencing with the first Interest Payment Date following the date of such Term Loan 2 Note.

FORBEARANCE AGREEMENT (HII Technologies)

(c)  Funding of Term Loan 2.  The Lenders and Magna hereby agree to fund the Term Loan 2 to Borrowers, by wire transfer to an account identified in writing by the CRO, as follows:

(i) on or prior to August 7, 2015: (1) Magna: $55,052.66; (2) McLarty: $55,052.67; and (3) Agent: $55,052.67; and

(ii) on or prior to August 13, 2015: (1) Magna: $22,908.34; (2) McLarty: $22,908.33; and (3) Agent: $22,908.33; provided, that such advances are subject to the sole discretion of Magna, McLarty and Agent.

(d)

Interest Rate.  Section 3.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

3.1.  Interest Rate.  The Term Loan and the Term Loan 2 shall bear interest on the unpaid principal amount thereof from time to time outstanding, until maturity, at a rate per annum (calculated based on a year of 360 days in each case for the actual days elapsed) equal to the lesser of (a) the Applicable Rate, or (b) the Highest Lawful Rate.  Notwithstanding anything set forth herein to the contrary (other than Section 11.12), if an Event of Default has occurred and is continuing the Term Loan and the Term Loan 2 shall bear interest at a rate per annum which shall be equal to the lesser of (i) 5% above the Applicable Rate or (ii) the Highest Lawful Rate, which interest shall be due and payable on demand.  Notwithstanding anything to the contrary contained in the foregoing paragraph, the maximum amount of interest payable to SBA Lender on the SBA Term Loan shall be 14%.

(e)

Event of Default.  Article X of the Credit Agreement shall be amended as follows:

(i)

Section 10.1(a) of the Credit Agreement is hereby amended and restated as follows:

(a) Borrower shall fail to pay when due any principal of or interest on the Term Loan Note, the Term Loan 2 Note, under this Agreement or any other Loan Document

(ii)

 Article X of the Credit Agreement is hereby amended by including the following as a new clause (r):

(r)  Borrower shall terminate or otherwise fail to continue to engage the CRO.

(f)

Remedies.  Section 10.2 of the Credit Agreement is hereby amended to amend and restate each reference therein to “the Term Loan Note” to be a reference to “the Term Loan Note or the Term Loan 2 Note.”

6.

Agreements Regarding Term Loan 2.

(a)

Each Borrower hereby pledges, assigns and grants to Agent, for the benefit of the Lenders and of Magna, a security interest in all of such Borrower’s right, title and interest in and to all

FORBEARANCE AGREEMENT (HII Technologies)

Accounts arising on or after July 23, 2015 (collectively, the “New Accounts”) to secure the prompt and complete payment and performance of the Term Loan 2.  As used herein, the term “Accounts” means all rights to payment for goods sold or leased or services rendered by any Borrower, whether or not earned by performance, together with all security interests or other security held by or granted to such Borrower to secure such rights to payment.  Borrowers shall continue to instruct all Account Debtors, including those for the New Accounts, to pay all Accounts to the Collections Account pursuant to Section 8.21 of the Credit Agreement.  Notwithstanding anything set forth in the Credit Agreement to the contrary, the proceeds of any New Accounts shall be administered by Agent to repay, first, accrued interest under Term Loan 2, second, outstanding principal of Term Loan 2, in each case on a pari passu basis between the Lenders and Magna, and, third, the remaining Obligations.  For the sake of clarity, Agent shall continue to have a security interest, for the benefit of the Lenders, in all Collateral, including, but not limited to, the New Accounts, and only the New Accounts shall be subject to the agreement set forth herein.

(b)

Notwithstanding anything contained in the Credit Agreement to the contrary, including, but not limited to Section 4.1 of the Credit Agreement, but subject to the terms of clause (a) above relative to the New Accounts, the proceeds of all Accounts received by Agent, including, but not limited to, such proceeds received in the Collections Account, shall be administered by Agent to pay on a daily basis to the Agent, for the benefit of the Lenders, to be applied, first, to the Term Loan, and, second, to all other Obligations.

(c)

Notwithstanding the foregoing, Magna shall not be considered a Lender under the Credit Agreement.

7.

Agreement Regarding Financial Reports.  Section 8.1 of the Credit Agreement reflects certain financial reporting requirements.  Notwithstanding Section 8.1, Agent and Lenders agree to suspend all such reporting requirements, including any past due reporting requirements which currently remain unsatisified, provided, that Borrowers promptly deliver to Agent (a) on each Friday of each week, a cash flow and income statement for such week, (b) an aging of all Accounts Receivable, and (c) upon Agent’s request, such information as Agent may from time to time request.

8.

Defaults.  The occurrence of any of the following events shall constitute a default under this Agreement, and, as set forth in Section 3 hereof, cause the Forbearance Period to immediately terminate: (a) if any Borrower breaches any of the terms or conditions set forth in this Agreement, or (b) if any recital, representation or warranty made herein, in any document executed and delivered in connection herewith, or other instrument or document previously, now or hereafter furnished by or on behalf of any Borrower in connection with this Agreement, the Loan Documents or any other document executed and delivered in connection with the Loan Documents or this Agreement (other than the information previously provided as to financial covenants), shall prove to have been false, incomplete or misleading in any material respect on the date as of which it was made, whereupon Agent, at its option, without any notice to Borrowers, may immediately exercise any default rights.

9.

Location of Collateral.  Notwithstanding anything to the contrary in the Loan Documents, and as additional consideration for Agent and Lenders entering into this Agreement, each Borrower hereby agrees that, except for Collateral leased by any Borrower from a third party, Borrower shall maintain all Collateral at one of the following locations:  (i) 1551 Damron Street, Toeletta, Texas, (ii) 210 Buffalo Avenue, Guthrie, Oklahoma, (iii) 1405 Garden City Highway, Midland, Texas, and (iv) 793 Charco Street, Goliad, Texas. Prior to moving any Collateral (excluding Collateral leased by any Borrower from a third party) from the foregoing locations, Borrower shall obtain Agent’s prior written consent which may be granted or withheld in Agent’s sole and absolute discretion.

FORBEARANCE AGREEMENT (HII Technologies)

10.

Reservation of Rights.  Agent’s and Lenders’ agreement to forbear from exercising their respective rights and remedies against Borrowers and under the Loan Documents until the termination of the Forbearance Period (a) is in no way, nor shall it be deemed to be, an agreement by Agent or the Lenders to waive Borrower’s obligation to comply with all terms and conditions of the Loan Documents, except those terms and conditions modified by this Agreement, (b) shall not limit or impair Agent’s Lenders’ right to demand strict performance of all other terms and covenants of the Loan Documents, except as modified by this Agreement, and (c) shall not preclude or restrict Agent or the Lenders from exercising all of their respective rights and remedies under the Loan Documents if any Borrower defaults on any obligation under the Loan Documents, except the current Existing Default.  Nothing in this Agreement in any way shall constitute Agent’s or Lenders’ waiver of their respective rights arising from the Existing Default.  Each Borrower agrees that the exercise of any default rights by Agent on behalf of the Lenders upon the termination of the Forbearance Period shall not be affected in any way by this Agreement, and Borrowers shall not assert, and hereby agree to waive, as a defense to the exercise of any default rights the passage of time, estoppel, laches and any statute of limitations to the extent that there was a forbearance by Agent and the Lenders of the exercise of any default rights as a result of this Agreement

11.

Consistent Changes.  The Loan Documents are hereby amended wherever necessary to reflect the changes set forth herein, but are in no respect otherwise altered, modified or amended.

12.

Interest.  All agreements between Borrowers and Agent or any Lender or Magna, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on the Term Loan Note or the Term Loan 2 Note or otherwise, shall the amount contracted for, charged, reserved or received by Agent or any Lender or Magna for the use, forbearance, or detention of the money to be loaned under the Credit Agreement, this Agreement or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate.  If, as a result of any circumstances whatsoever, fulfillment by Borrowers of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law or result in Agent or any Lender or Magna having or being deemed to have contracted for, charged, reserved or received interest (or amounts deemed to be interest) in excess of the maximum lawful rate or amount of interest allowed by applicable law to be so contracted for, charged, reserved or received by Agent or any Lender or Magna, then, ipso facto, the obligation to be fulfilled by Borrowers shall be reduced to the limit of such validity, and if, from any such circumstance, Agent or any Lender or Magna shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Term Loan Note, the Term Loan 2 Note or the amounts owing on other Obligations of Borrowers to Agent or the Lenders or Magna under any Loan Document and not to the payment of interest.  All sums paid or agreed to be paid to Agent or any Lender or Magna for the use, forbearance, or detention of the indebtedness of Borrowers to the Lenders or Magna shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal thereof (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate.

13.

No Defenses of Borrowers.  Each Borrower stipulates, warrants, represents, and agrees that, as of the date first set forth above, it has no defenses against its obligations to pay any of the Loan or any other amount due and owing to Lenders pursuant to the terms of the Loan Documents.  Each Borrower acknowledges, warrants and agrees that Agent and Lenders have acted in good faith in all respects as to the Loan Documents, this Agreement and otherwise regarding the Credit Agreement, and has conducted

FORBEARANCE AGREEMENT (HII Technologies)

in a commercially reasonable manner its relationship with each Borrower in connection with the Loan, this Agreement, and any other Loan Document, and each Borrower hereby waives and releases any claims to the contrary.

14.

Waiver and Release of Claims by Borrowers.  Each Borrower hereby releases, acquits, and discharges Agent, Lenders and Magna, and each of their respective employees, agents, representative, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporation, and related corporate divisions (all of the foregoing hereinafter referred to collectively as the “Released Parties”), from all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution by Borrowers hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement and the Loan Documents, including, but not limited to, claims relating to the Discussions or any other settlement negotiation (all of the foregoing hereinafter referred to collectively as the “Released Matters”).  Each Borrower acknowledges that the waivers, releases and agreements in this Section 13 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

Each Borrower acknowledges that, in executing this Agreement, it has not relied upon any representations or warranties of Agent, Lenders, and Magna, their respective attorneys or any other entity.

Nothing contained in this Agreement is, nor shall it be construed at any time as, an admission by Agent, any Lender or Magna of any liability to any Borrower.

Each Borrower warrants and represents to Agent, each Lender and Magna that it has not transferred, assigned or otherwise conveyed, or purported to transfer, assign, or otherwise convey any right, title or interest in any Released Matter to any other entity, and that the release in this Section 13 constitutes a full and complete release of all Released Parties with respect to all Released Matters.

15.

[Intentionally omitted].

16.

Continuing Validity.  Except as expressly modified by this Agreement, the terms and conditions of the Loan Documents remain unchanged and in full force and effect and in no respect limits or precludes Agent, on behalf of Lenders, from exercising its rights with respect to such terms and conditions.  Agent’s and Lenders’ agreement to modifications to the Loan Documents by this Agreement in no respect obligates Agent or Lenders to make any future modifications.  Nothing in this Agreement constitutes an accord and satisfaction of the indebtedness evidenced by the Note.  Notwithstanding the foregoing, actual repayments by any Borrower shall be credited to the Loan as set forth in the Note, Security Agreement and the Loan Documents.  It is the intention of Agent Lender and each Borrower to retain as liable parties all makers and endorsers of the Loan Documents.  No maker or endorser will be released by virtue of this Agreement.  The terms of this Section 15 apply not only to this Agreement, but also to all subsequent loan modification agreements, if any.

17.

Integration.  This Agreement, together with the Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous proposals, negotiations, agreements, and understandings relating to the subject matter.  In entering into this Agreement, each Borrower acknowledges and agrees that it is relying on no statement, representation, warranty, covenant, or agreement of any kind made by Agent, Lenders or

FORBEARANCE AGREEMENT (HII Technologies)

any attorney, employee, representative or agent of Agent or Lenders, except for the agreements of Agent and Lenders set forth in this Agreement.  No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made except by a written agreement signed by Agent, Lenders and each Borrower.

18.

Governing Law; Headings.  THIS AGREEMENT IS ONE OF THE LOAN DOCUMENTS AND SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THAT STATE’S CHOICE OF LAW RULES.  THE HEADINGS AND CAPTIONS IN THIS AGREEMENT ARE FOR THE CONVENIENCE OF THE PARTIES ONLY AND ARE NOT A PART OF THIS AGREEMENT.

19.

Counterparts.  This Agreement may be executed in a number of duplicate counterparts, each of which shall be deemed an original for all purposes, and all of which, collectively, shall constitute one agreement.  In addition, due execution of this Agreement by any party may be evidenced by a telecopy reflecting such party’s signature.  Any party to this Agreement shall be entitled to receive upon request, from any other party that has previously forwarded an executed counterpart of any such document by telecopy, a duplicate of such document bearing such other party’s original signature.

20.

No Oral Agreements.  THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO CONCERNING THE MATTERS SET FORTH HEREIN, AND SHALL NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank]

FORBEARANCE AGREEMENT (HII Technologies)

NOW THEREFORE, this Agreement is hereby executed by Agent, Lenders, and each Borrower as of the Execution Date.

AGENT:

HEARTLAND BANK, an Arkansas state bank

By:  /s/ Phil Thomas

Phil Thomas, Executive Vice President

LENDERS:

HEARTLAND BANK, an Arkansas state bank

/s/ Phil Thomas
By:

Phil Thomas, Executive Vice President

MCLARTY CAPITAL PARTNERS SBIC, L.P., a Delaware limited partnership

By:

McLarty Capital Partners SBIC, LLC, a Delaware limited liability company, its general partner

/s/ Christopher D. Smith

By:

Name:

Christopher D. Smith

Title:

Manager

MAGNA:

MAGNA EQUITIES II LLLC

/s/ Joshua Sason

By:

Name:

Joshua Sason

Title:

Managing Member

FORBEARANCE AGREEMENT (HII Technologies)

Signature Page

BORROWERS:

HII TECHNOLOGIES, INC., a Delaware corporation

/s/ Loretta R. Cross

By:

Name:

Loretta R. Cross

Title:

Chief Restructuring Officer

APACHE ENERGY SERVICES, LLC, a Nevada limited liability company

/s/ Loretta R. Cross

By:

Name:

Loretta R. Cross

Title:

Chief Restructuring Officer

AQUA HANDLING OF TEXAS, LLC, a Texas limited liability company

/s/ Loretta R. Cross

By:

Name:

Loretta R. Cross

Title:

Chief Restructuring Officer

HAMILTON INVESTMENT GROUP, INC., an Oklahoma corporation

/s/ Loretta R. Cross

By:

Name:

Loretta R. Cross

Title:

Chief Restructuring Officer

SAGE POWER SOLUTIONS, INC., a Texas corporation (f/k/a KMHVC, INC., a Texas corporation)

/s/ Loretta R. Cross

By:

Name:

Loretta R. Cross

Title:

Chief Restructuring Officer

FORBEARANCE AGREEMENT (HII Technologies)

Signature Page